SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D.C.  20549

                         FORM  8-K
                        CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                             April 3, 2002
                             -------------



                   FOODARAMA SUPERMARKETS, INC.
---------------------------------------------------------------
        (Exact name of registrant as specified in charter)



   New Jersey                  1-5745-1       21-0717108
---------------------------------------------------------------
(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           file number)  Identification No.)



Building 6, Suite 1, 922 Highway 33, Freehold, New Jersey 07728 (Address of principal executive offices) (Zip code)



Registrant's telephone number, including area code:(732) 462-4700



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Item 5.           Other Events


On April 5, 2002, Foodarama Supermarkets, Inc. (the "Company") issued a press release announcing that it had substantially completed its previously announced purchase of shares from the Dinger Group and that a shareholders derivative action has been commenced against the members of the Board of Directors and certain officers of the Company. The complaint initiating the derivative action was filed in the Superior Court of New Jersey, Middlesex County Chancery Division on or about March 27, 2002. A copy of the press release and the complaint are being filed as exhibits to this current report on Form 8-K.

Item 7.           Financial Statement and Exhibits

(c)   Exhibits.

Exhibit 20.1            Complaint

Exhibit 20.2            Press Release
































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                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          FOODARAMA SUPERMARKETS, INC.
                                  (REGISTRANT)


                            By: /S/ Michael Shapiro
                                Michael Shapiro
                                Senior Vice President
                                 Chief Financial Officer


Date: April 10, 2002



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LITE DEPALMA GREENBERG & RIVAS, LLC                           Exhibit 20.1
Allyn Z. Lite, Esq. (AL-6774)
Joseph J. DePalma, Esq. (JD-7697)
Susan D. Pontoriero, Esq. (SP-0463)
Two Gateway Center, 12th Floor
Newark, New Jersey 07102
(973) 623-3000

Attorneys for Plaintiffs

-------------------------------------------
MELVIN JULES BUKIET, MELVIN JULES BUKIET, SUPERIOR COURT OF NEW JERSEY TRUSTEE F/B/O OF MINORS MADELAINE BUKIET, MIDDLESEX COUNTY
MILES BUKIET AND LOUISA BUKIET,            CHANCERY DIVISION

                  Plaintiffs,              Docket No.:
-against-

JOSEPH J.  SAKER,  RICHARD  J.
SAKER,   CHARLES  T.   PARTON,             VERIFIED DERIVATIVE COMPLAINT
ALBERT A.  ZAGER and ROBERT H.                     AND JURY DEMAND
HUTCHINS,

Defendants,

-and-

FOODARAMA        SUPERMARKETS,
INC.,
Nominal Defendant.

-------------------------------------------

            Plaintiffs submit this Verified Derivative Complaint against the defendants named herein.
                               NATURE OF ACTION
            1. This is a shareholders derivative action brought for the benefit of nominal defendant Foodarama Supermarkets, Inc. ("Foodarama" or the "Company") against its Board of Directors and certain of the company's officers for breaches of fiduciary duties owed to Foodarama and its shareholders. As more particularly described below, the defendants permitted the waste of


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Foodarama's valuable assets as a means of enriching and entrenching themselves.
Moreover, the defendants participated in this pattern of wrongful conduct to benefit themselves to the detriment of Foodarama and its public shareholders.

                                    PARTIES

Plaintiffs
----------

            2. Plaintiff Melvin Jules Bukiet ("Bukiet"), a resident of the state of New York, has at all times relevant hereto, continuously owned 700 shares of Foodarama common stock. Based on Foodarama's March 19, 2002 closing price of $44 per share, those shares have a market value of $30,800.

            3. At all times relevant hereto and since 1997, Bukiet was and is the trustee of shares held for the benefit of his children under the Uniform Gift to Minors Act. Each of Bukiet's minor children, named Madelaine, Miles and Louisa, has continuously owned 200 shares of Foodarama common stock. Based on Foodarama's March 19, 2002 closing price, those shares have a total market value of $26,400.

            4. The combined holdings of the Bukiet family in Foodarama common stock total 1300 shares with a market value of $57,200 based on Foodarama's March 19, 2002 closing price.

The Nominal Defendant
---------------------

            5. Nominal Defendant Foodarama is a New Jersey corporation with its principal executive offices located at 922 Highway 33, Building 6, Suite 1, Freehold, NJ 07728.

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
            6. Foodarama operates twenty-two supermarkets, as well as several liquor stores and garden centers in Middlesex, Mercer, Monmouth, Ocean and Somerset counties in New Jersey. The Company operates all of the stores under the Shop-Rite name.

            7. Foodarama also operates a central food processing facility that supplies the stores with meat, prepared salads, prepared foods, and other items.

            8. For the fiscal year ended November 3, 2001 (fiscal 2001), Foodarama reported sales of $945.3 million, a gross profit of $234.2 million and net income of $3.9 million.

            9.    As of February 15, 2002, the Company had
1,074,000 shares of common stock issued and outstanding that trade on the American Stock Exchange under the symbol "FSM."

The Saker Family Defendants
---------------------------

            10. Defendant Joseph J. Saker ("Joseph Saker") is a director and is Chairman of the Board of the Company, a position which he has held since 1971. Joseph Saker is 73 years old, has been ailing for some time and no longer works a full five-day week. Joseph Saker served as President of the Company from its incorporation in 1958 to October 3, 2000. Joseph Saker's annual compensation (including salary, bonuses paid pursuant to the Company's Incentive Compensation Plans, the projected annual benefit under the Company's Supplemental Executive Retirement Plan and 401(K) plan contributions) was $521,441 in 1999; $568,895 in 2000; and $649,629 in 2001.

            11. (a) As of March 7, 2002, Joseph Saker beneficially owned and/or controlled roughly 262,0000 shares of Foodarama common stock constituting 24.1% of the currently outstanding common stock of Foodarama.

                (b) As of March 7, 2002, the Estate of Mary Saker (the "Estate") owned over 55,000 shares of Foodarama or 5.2% of the currently outstanding shares of the Company. The Estate's shares include 31,399 shares that were willed to Joseph Saker by his mother, Mary Saker. Joseph Saker is a co-executor of the Estate.

            12. Joseph Saker's shares combined with the Estate's shares constitute 25.7% of the currently outstanding shares of the Company. By virtue of Joseph Saker's beneficial ownership of Foodarama common stock and his ability to control the shares owned by the Estate, Joseph Saker owns or controls 25.7% of Foodarama's common stock.

            13. On August 8, 2001, Joseph Saker, pursuant to the 2001 Stock Incentive Plan (the "2001 Plan"), was granted options on 50,000 shares of Company stock. Joseph Saker's 25.7% holdings in Foodarama include 7,500 shares granted pursuant to the 2001 Plan. The 50,000 shares had an estimated present value on August 8, 2001 of $1,146,500 as described in the Preliminary Proxy Statement filed on February 19, 2002 by Foodarama with the Securities and Exchange Commission ("SEC") (the "2002 Preliminary Proxy").

            14. Defendant Richard J. Saker ("Richard Saker") is a director of Foodarama, and President and Secretary of the Company. He joined the Company in

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1969. He was elected President of the Company on October 3, 2000. Prior to being elected President, Richard Saker served as Vice- President--Operations, and then Senior Vice-President -Operations from 1984-1995. Richard Saker is the son of Joseph Saker. Richard Saker and Joseph Saker are referred to herein collectively as the "Saker Defendants." Richard Saker's annual compensation (including salary, bonuses paid pursuant to the Company's Incentive Compensation Plans, the projected annual benefit under the Company's Supplemental Executive Retirement Plan and 401(K) plan contributions) was $677,051 in 1999; $752,617 in 2000; and $917,706 in 2001.

            15. As of March 7, 2002, Richard Saker beneficially owned and/or controlled roughly 101,800 shares of Foodarama common stock constituting 9.4% of the currently outstanding common stock of Foodarama.

            16. On August 8, 2001, pursuant to the 2001 Plan, Richard Saker was granted options on 50,000 shares of Company stock with an estimated present value on August 8, 2001 of $1,146,500 as described in the 2002 Preliminary Proxy. Richard Saker's 9.4% holdings in Foodarama include 7,500 shares granted pursuant to the 2001 Plan. The Saker Defendants beneficially own and/or control 35% of the outstanding Foodarama common stock.

The Non-Management Director Defendants
--------------------------------------

            17. Defendant Charles T. Parton ("Parton") is a director of Foodarama, a position he has held since 1995.

            18. Parton serves on the Audit and Stock Option Committees of the Board. For his service as a director in fiscal 2001, Parton received an annual

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retainer of $12,000, paid quarterly in advance. Parton also received a participation fee of $1,000 for each meeting of the Board attended and a participation fee of $500 for each Audit Committee and each Stock Option Committee meeting attended.

            19. On August 8, 2001, Parton was granted options on 1000 shares of Company common stock pursuant to the 2001 Plan with an estimated present value on August 8, 2001 of $22,930 as described in the 2002 Preliminary Proxy.

            20. Defendant Albert A. Zager ("Zager") is a director of Foodarama, a position he has held since 1995. Zager serves on the Audit and Stock Option Committees of the Board. For his service as a director in fiscal 2001, Zager received an annual retainer of $12,000, paid quarterly in advance. Zager also received a participation fee of $1000 for each meeting of the Board attended and a participation fee of $500 for each Audit Committee and each Stock Option Committee meeting attended.

            21. On August 8, 2001, Zager was granted options on 1000 shares of Company common stock pursuant to the 2001 Plan, with an estimated present value on August 8, 2001 of $22,930 as described in the 2002 Preliminary Proxy.

            22. Defendant Robert H. Hutchins ("Hutchins") is a director of Foodarama, a position he has held since 2001. Parton, Hutchins, Zager, Joseph Saker and Richard Saker, collectively, are referred to herein as the ("Director Defendants").

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
            23. Hutchins serves on the Audit and Stock Option Committees of the Board. For his service as a director in fiscal 2001, Hutchins received an annual retainer of $12,000, paid quarterly in advance. Hutchins also received a participation fee of $1000 for each meeting of the Board attended and a participation fee of $500 for each Audit Committee and each Stock Option Committee meeting attended.

            24. On August 8, 2001, Hutchins was granted options on 1000 shares of Company common stock pursuant to the 2001 Plan with an estimated present value on August 8, 2001 of $22,930 as described in the 2002 Preliminary Proxy.

            25. By virtue of the Director Defendants' positions as directors and/or officers of Foodarama, they are in a fiduciary relationship with Foodarama and its public shareholders, and owe to Foodarama and its shareholders the highest obligations of good faith, fair dealing, due care and candor and have an obligation to protect and preserve the assets of the Company.

                            SUBSTANTIVE ALLEGATIONS

Background
----------

            26. The Saker Defendants, with the acquiescence and approval of the non- management directors, have treated Foodarama as their own private fiefdom by granting themselves grossly excessive and ultra vires stock options under the 2001 Plan, by attempting to expand the 2001 Plan by amendment and by attempting to further entrench themselves by classifying and staggering the board so they may do what they wish without fear of shareholder reprisal as detailed extensively herein.

            27. The Saker Defendants' propensity to treat Foodarama as their own personal fiefdom is apparent from the related party transactions described in the fiscal 2001 Form10-K filed on January 30, 2002 with the SEC (the "2001 10K").

            28. The Director Defendants have violated the Company's own policies and Contractor Bid Procedures by awarding Company contracts without competitive bidding. Specifically, during fiscal 2001 Foodarama utilized an entity known as LMS Development, Inc., wholly-owned by Lisa Saker, the daughter of defendant Joseph Saker and the sister of defendant Richard Saker, to provide construction management services on several store renovations. The Company incurred $214,000 of construction management fees relating to this entity.

            29. The 2001 10K also reported that the Company leases from Joseph Saker and his wife, doing business as Saker Enterprises, a supermarket and certain other real property in Freehold, New Jersey. During fiscal 2001 the Company exercised its option to extend the lease term on the supermarket from 2003 to 2018. During fiscal 2001, the Company paid Saker Enterprises an aggregate amount of rent of $919,000 for the supermarket and related real property in Freehold.

The 2001 Plan
-------------

            30. The 2001 Plan was recommended to shareholders in the Proxy Statement filed on February 26, 2001 by Foodarama with the SEC (the "2001

Proxy"). The 2001 Plan was recommended as a replacement for the 1995 Stock Option Plan, which plan was terminated on February 14, 2001, subject to the approval of the 2001 Plan. The Company recommended the 2001 Plan because it was designed to provide the Company with "more flexibility" in awarding equity based incentives to Company employees. The 1995 Plan limited the number of shares that could be awarded to any one participant to 5,000 shares. No grants were ever made under the terms of the 1995 Plan. The 2001 Plan permitted the award of up to 50,000 shares to any participant.

            31. The purpose of the 2001 Plan was stated in the 2001 Proxy as follows:

Consistent with the purpose of the 2001 Plan, "key personnel" including officers, full time employees and directors (employee and non-employee) of the Company or any subsidiary of the Company, as well as consultants or advisors providing services to the Company or any subsidiary or affiliate of the company (collectively the "Participant" or "Participants"), who in the judgment of the Administrator (as defined below) administering the 2001 Plan, are important to the successful operation of the Company, will be eligible to receive incentive awards, including, but not limited to, stock options, stock appreciation rights, stock awards, phantom stock and performance awards (collectively the "Awards") under the 2001 Plan.

The Board of Directors believes that substantial benefits may accrue to the Company from the ability to grant a greater range of Awards to key personnel. The Board believes that such Awards will promote continuity of management and prove instrumental in attracting and retaining key executives and other employees. The Board also believes such Awards will encourage employees to acquire a proprietary interest in the Company through stock ownership, thereby affording them a greater incentive to enhance the value of the Common Stock of the Company (the "Stock") through their own efforts in improving the Company's business.

                              * * *

The Board believes that the 2001 Plan will enhance its ability to attract and retain key employees who are in a position to contribute to the Company's growth and profitability.

            32. The 2001 Proxy, in recommending the approval of the 2001 Plan, noted that the Company had approximately 1,250 employees eligible to participate in the 2001 Plan as of December 31, 2000.

            33. The 2001 Plan is administered by the Stock Option Committee composed of defendants Parton, Zager and Hutchins.

            34. The terms of the 2001 Plan provide broad authority to the Administrator of the 2001 Plan:

Subject to the provisions of the 2001 Plan, the Administrator has plenary authority to grant Awards and, among other things, the authority to determine, amend or waive the terms and conditions of any Awards granted, including, but not limited to, the exercise price, the number of shares of Stock to be covered by each Award, including substitution or adjustment, and the exercisability thereof...

The Administrator selects the Participants and determines the number of shares of Stock to be subject to each Award. In making such determination, the duties and responsibilities of the officer, employee, director or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company and other relevant factors are taken into account.

The August 2001 Grant of Stock Options Under the 2001 Plan
----------------------------------------------------------

            35. In actuality, the 2001 Plan was a ploy for the Director Defendants to unjustly enrich and entrench themselves at the expense of Foodarama and its public shareholders. On August 8, 2001 (the "Grant Date"), defendants Parton, Zager and Hutchins granted 107,500 shares as stock options and 11,000 shares in the form of Stock Performance Units. Each of defendants Parton, Zager and Hutchins received options to purchase 1,000 shares, and each of defendants Joseph and Richard Saker received options to buy 50,000 shares. Of

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
the remaining 4,500 shares, options for 1,000 shares each were granted to Foodarama's Chief Financial Officer, its senior vice-president for sales and merchandising and its senior vice president for corporate subsidiaries and services. Thus, of the 1,250 persons eligible to participate in the 2001 Plan, eight individuals received 98.6% of the options granted in August 2001. The Director Defendants alone received 95.8% of the options.

            36. Defendants Parton, Zager and Hutchins set the exercise price on the options they granted to themselves and the Saker Defendants at $19.60, approximately 46% below the $36.50 market price on the Grant Date. Since the Grant Date, Foodarama stock has traded as high as $46.50 per share.

            37. The grant of options at a below-market exercise price does nothing to incentivize the Directors Defendants to maximize shareholder value. Moreover, based on the market price on the Grant Date, the Director Defendants were virtually guaranteed a handsome profit regardless of whether they took any action to enhance the share price of Foodarama common stock.

            38. The Saker Defendants' options vest quarterly from the Grant Date over a five year period. Each of the Saker Defendants is currently eligible to exercise or will be eligible to exercise by May 26, 2002 options on 7,500 shares.

            39. The options awarded to defendants Parton, Zager and Hutchin's vest 250 shares on the Grant Date and 250 shares on each anniversary of the Grant Date. Currently each of those defendants is eligible to exercise options on 250 shares of stock.

            40. As of March 7, 2002, no Director Defendant had exercised any options granted under the 2001 Plan.

            41. The grants by defendants Parton, Zager and Hutchins to themselves and the Saker Defendants were in direct contradiction to the letter and spirit of the 2001 Plan which, as the Director Defendants represented to the public shareholders, was designed to "prove instrumental in attracting and retaining key executives and other employees" and "encourage employees to acquire a proprietary interest in the Company through stock ownership, thereby affording [employees] a greater incentive to enhance the value of the Common Stock of the Company through their own efforts in improving the Company's business."

            42. In flagrant violation of the stated purpose of the 2001 Plan, two-thirds of the stock options authorized under the 2001 Plan (and 93% of the options granted under the 2001 Plan) were granted to the Saker Defendants who already have a substantial proprietary interest in Foodarama through their ownership and/or control 35% of Foodarama's outstanding common stock and who thus should need no further incentive to enhance the share price.

            43. The Saker Defendants' annual compensation alone which includes substantial compensation under other existing incentive programs tied to Foodarama's performance is sufficient to retain them and to motivate them to enhance shareholder value without the grant of an option on a single share of Company stock, let alone the grossly unreasonable grants made by defendants Parton, Zager and Hutchins. Indeed, the Saker Defendants' annual compensation, even without reference to the 100,000 stock options awarded, is likely excessive in light of compensation paid to senior executives at comparable companies. By way of example, Village Super Market, Inc., another publicly traded supermarket company that operates 23 Shop-Rite stores in New Jersey, compensates its Chief Executive Officer and Chief Operating Officer at far lower rates of compensation than the Saker Defendants. In 2001, the Chairman of the Board and Chief Operating Officer of Village Super Market received $480,613 in total annual compensation (compared to Richard Saker's $917,706 fiscal 2001 compensation) and its Chief Executive Officer received $273,940 in compensation (compared to Joseph Saker's $649,629 fiscal 2001 compensation).

            44. The 2001 Plan provides that, upon retirement, "any stock option held by such Optionee shall become immediately exercisable." This provision incentivizes Joseph Saker to retire, not to stay with the Company, in direct contradiction to the stated purpose of the 2001 Plan.

            45. The proposal and implementation of the 2001 Plan by the Director Defendants, a plan which authorized grants of over 10% of the Company's outstanding shares with the intent of granting over two-thirds of the options to themselves, was ultra vires, deceptive and wasteful.

            46. Foodarama and its public shareholders may not reasonably expect to derive the benefits described in the 2001 Plan. Moreover, there is no reasonable relationship between the value of the options granted by defendants Parton, Zager and Hutchins to themselves and the Saker Defendants and the benefits passing to Foodarama.

Defendants' Proposals to Shareholders In The 2002 Preliminary Proxy
-------------------------------------------------------------------

            47. In addition to the disclosures concerning the 2001 Plan, the 2002 Preliminary Proxy contained two proposals to shareholders that would serve to further enrich and entrench the Director Defendants. Specifically, the 2002 Preliminary Proxy put the following two proposals before the shareholders: To consider and act upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the classification of the Company's Board of Directors into five classes of directors with staggered terms of office.

To consider and act upon an amendment to the 2001 Plan reserving an additional 65,000 shares of the Company's common stock for issuance under the 2001 Plan. (emphasis added)



            48. These proposals, if passed, will enable the Director Defendants to further entrench themselves. The 2002 Preliminary Proxy states:

If the Company implements a classified Board of Directors, it may take at least three annual meetings for a majority of shareholders to effect a change in control of the Board [as opposed to a single meeting]....

The [amendment] may deter certain mergers, tender offers, proxy contests or other such future takeover attempts which holders of some or even the majority of the outstanding Common Stock believe to be in their best interests, and make removal of management more difficult even if such removal would be beneficial to shareholders generally.

            49. The proposed amendment to the 2001 Plan would increase the number of shares available under the 2001 Plan, which will further dilute the outstanding shares in the hands of Foodarama's public shareholders. Assuming the additional shares are awarded largely to the Director Defendants (as was done with the August 2001 grants), the effect will be to further entrench and enrich the Director Defendants at the expense of Foodarama and its public shareholders.

            50. The cumulative effect of the granting of options under the 2001 Plan, the new proposal to amend the 2001 Plan to issue 65,000 additional shares, and the proposal for a classified, staggered board is to benefit the Director Defendants and to entrench them to the detriment of Foodarama and its public shareholders.

            51.   Plaintiffs have no adequate remedy at law.

DEMAND FUTILITY
---------------

            52. No demand has been made by plaintiffs on Foodarama's Board of Directors to rectify the wrongs complained of herein because such demand would have been futile. The Director Defendants are wasting the assets of Foodarama in an effort to enrich themselves and entrench themselves in their current positions. Moreover, each and every Foodarama director benefited from the wrongful acts complained of herein. Each and every Foodarama director received Foodarama stock options in direct violation of the stated purpose of 2001 Plan.

            52. The recommendation of the 2001 Plan to shareholders and its subsequent implementation, the proposed amendment to the 2001 Plan and the proposal to stagger and classify the Board is not and could not possibly be the result of the exercise of reasonable business judgment and instead constitute gross mismanagement and waste.

            53. These acts constitute violations of the Director Defendants' fiduciary duties and are incapable of ratification. The Director Defendants have participated in, acquiesced, authorized and approved the transactions described above, to the detriment of the Company and its public shareholders. Each director is personally liable for the wrongs alleged herein.

            54. After persuading the shareholders to approve the 2001 Plan as a means of incentivizing Foodarama's employees to improve the performance of the Company, in direct contradiction to the stated purpose of the Plan, the Directors Defendants granted over 95% of the options to themselves. These option grants were transactions in which all of the Director Defendants were self-interested.

            55. Further, the 2002 Preliminary Proxy proposals are designed to entrench the Board, so that they may continue to abuse and expand the 2001 Plan and further enrich themselves with the guarantee of minimal or no shareholder interference. The proposals in the 2002 Preliminary Proxy are not the result of the exercise of sound business judgment.

            56. Concurrent with the commencement of this action, plaintiffs are making a proxy solicitation to shareholders in an attempt to defeat the 2002 Preliminary Proxy proposals.
Plaintiffs believe that because the Director Defendants control approximately 35% of the vote, plaintiffs' proxy solicitation will be futile.

            57. To permit this action to be prosecuted by the Director Defendants would place its direction in hostile hands and prevent its effective prosecution.

            58. The Director Defendants cannot in good faith exercise independent business judgment to determine whether to approve a resolution authorizing the filing of a lawsuit against themselves.

            59. The facts alleged herein demonstrate that the Director Defendants have committed a gross breach of fiduciary duty, designed to unjustly enrich and entrench the current members of the Foodarama Board of Directors at the expense of Foodarama and its public shareholders.

                                     COUNT I

                     CAUSE OF ACTION AGAINST ALL DEFENDANTS
                          FOR BREACH OF FIDUCIARY DUTY
                          ----------------------------

            60. Plaintiffs repeat and reallege the allegations set forth herein.

            61. Based upon the allegations set forth above, the Director Defendants have breached their fiduciary duties to the Company and its shareholders.

            62. The Director Defendants abused the trust reposed in them by virtue of their positions as directors and/or officers of Foodarama by (a) causing the Company to waste its assets as a means of enriching and entrenching themselves through their recommendation of the 2001 Plan and the implementation of and administration of the 2001 Plan; (b) proposing to shareholders the amendment to the 2001 Plan in the 2002 Preliminary Proxy; and (c) proposing to shareholders in the 2002 Preliminary Proxy a staggered, classified board. All these actions were taken so that the Director Defendants could enrich and entrench themselves at the shareholders' expense.

            63. In so doing, the Director Defendants have breached their fiduciary duties to Foodarama and to its shareholders by failing to act in the best interests of the Company and its public shareholders. The Director Defendants have acted or acquiesced in the foregoing arrangements in order to entrench Foodarama's existing Board and management in their present positions and enrich themselves.

            64. As a direct and proximate result of the defendants' failue to perform their fiduciary obligations, Foodarama has sustained injuries.

            65. As a result of the misconduct alleged herein, the defendants are liable to the Company.

            66. Unless enjoined by this Court, the Director Defendants will continue to breach the fiduciary duties they owe to the Company and its shareholders, and aid and abet further such breaches, all to the irreparable harm of the Company and its public shareholders.

            67.   Plaintiff has no adequate remedy at law.

            WHEREFORE, plaintiffs demand judgment and relief in their favor and in favor of the Company and against defendants, as follows:

A. Declaring that the defendants have committed a gross abuse of trust and waste and have breached their fiduciary duties to Foodarama and its shareholders;

B.    Declaring that the 2001 Plan is null and void;


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
C. Rescinding the grant of options to any of the Director Defendants, and/or neutralizing the vote of any shares purchased through the exercise of options by the Director Defendants so that such shares may be voted only to mirror any vote of Foodarama's unaffiliated public shareholders;

D. Compelling the Director Defendants to account for and pay over and restore to Foodarama, with interest thereon, all proceeds from any exercise of stock options granted under the 2001 Plan;

E. Imposing a constructive trust on all profits and benefits the Director Defendants obtain as a result of the 2001 Plan;

F. Enjoining the Stock Option Committee from granting any additional options to any Director Defendant under the 2001 Plan;

G. Enjoining the shareholder vote on the proposed amendment of the 2001 Plan until the Court has determined the validity of the 2001 Plan;

H. Enjoining the shareholder vote to classify and stagger the Board until the Court has determined the fairness of the proposal;

I. Ordering an accounting in connection with any related party transaction and/or transaction where the Company's own policies on bidding procedures were not followed;

J. Awarding the costs and disbursements of this action; K. Awarding plaintiffs' counsel fees; and

L. Awarding such other and further relief which the Court may deem just and appropriate.

                                  JURY DEMAND
                                  -----------

      Plaintiffs demand a trial by jury on all issues so triable.


                  LITE DEPALMA GREENBERG & RIVAS, LLC


Dated:  March 27, 2002        By:
------------------------------------------
                                    Allyn Z. Lite, Esq.
                                    Joseph J. DePalma, Esq.
                                    Susan D. Pontoriero, Esq.
                                    Two Gateway Center, 12th Fl.
                                   Newark, New Jersey  07102
                                   (973) 623 -3000


                                   Attorneys for Plaintiffs

                                    OF COUNSEL:
                                    -----------

                                    ABBEY GARDY, LLP
                                    Judith L. Spanier
                                    Curt P. Beck
                                    Gianna M. McCarthy
                                    212 East 39th Street
                                    New York, New York  10016
                                    (212) 889-3700

                          DESIGNATION OF TRIAL COUNSEL
                          ----------------------------

            Pursuant to R. 4:25-4, plaintiff designates Lite DePalma Greenberg & Rivas, LLC, Two Gateway Center, 12th Floor, Newark, New Jersey 07102 and Abbey Gardy, LLP, 212 East 39th Street, New York, New York 10016, as trial counsel in this matter.

                       LITE DEPALMA GREENBERG & RIVAS, LLC


Dated:  March 27, 2002        By:
------------------------------------------
                                     Allyn Z. Lite, Esq.
                                     Joseph J. DePalma, Esq.
                                     Susan D. Pontoriero, Esq.
                                     Two Gateway Center, 12th Fl.
                                      Newark, New Jersey  07102
                                     (973) 623 -3000


                                      Attorneys for Plaintiffs

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                       CERTIFICATION PURSUANT TO R. 4:5-1

      Plaintiffs, by their attorneys, hereby certify that the matter in controversy is not the subject of any other pending or contemplated judicial or arbitration proceeding. Plaintiffs are not currently aware of any other party that should be joined in this action.



                       LITE DEPALMA GREENBERG & RIVAS, LLC


Dated:  March 27, 2002        By:
                                    ------------------------------------------
                                         Allyn Z. Lite, Esq.
                                         Joseph J. DePalma, Esq.
                                         Susan D. Pontoriero, Esq.
                                         Two Gateway Center, 12th Fl.
                                        Newark, New Jersey  07102
                                        (973) 623 -3000


                                        Attorneys for Plaintiffs

                                  EXHIBIT 20.2
                                                    CONTACT:     Michael Shapiro
                                                           Senior Vice President
                                                         Chief Financial Officer
                                                                  (732) 294-2270
FOR IMMEDIATE RELEASE

FOODARAMA ANNOUNCES COMPLETION
OF SHARE REPURCHASE AND DERIVATIVE SUIT

FREEHOLD, N.J., April 5, 2002 - Foodarama Supermarkets, Inc. (AMEX: FSM) (the "Company" or "Foodarama") announced today that it has substantially completed its previously-announced repurchase of a 7.3 percent stake in the Company from several investors, including Carl Dinger. Foodarama is paying $44.50 a share for the 78,466 common shares owned by the Dinger group. The Company expects to complete all these purchases next week. As a result of Foodarama's repurchase, these shares, as well as 7,400 additional shares recently repurchased from other shareholders in private transactions, will not be eligible to be voted or counted in determining the total number of shares outstanding and eligible to be voted at the upcoming 2002 annual meeting. Accordingly, the total number of shares eligible to be voted at the annual meeting has been reduced from 1,071,233 to 985,367.

Foodarama stated that it has begun mailing proxy materials to shareholders in connection with the annual meeting, which is scheduled for May 8, 2002. The record date for the meeting is March 26, 2002. In addition to the election of directors, at the 2002 annual meeting Company shareholders will be asked to approve an amendment to the 2001 Stock Incentive Plan to increase the number of shares available for issuance by 65,000 and an amendment to the Company's amended and restated certificate of incorporation to create a staggered board of directors.

Foodarama also announced today that a shareholders derivative action has been commenced against the members of the board of directors and certain officers of the Company. This lawsuit, which was filed in the Superior Court of New Jersey, Middlesex County Chancery Division, alleges that the directors and the named officers breached their fiduciary duties to the Company's shareholders through their previous recommendation, implementation and administration of the 2001 Stock Incentive Plan, and by proposing that the shareholders adopt the amendments to the 2001 Stock Incentive Plan and to the Company's certificate of incorporation described above at the 2002 annual meeting. The plaintiffs allege that these actions have been taken to enrich and entrench the defendants at the shareholders' expense. The plaintiffs have asked the Court, among other things, to reverse previous grants of options to the defendants under the 2001 Stock Incentive Plan and to enjoin the Company from submitting the proposals described above to shareholders at the 2002 annual meeting. Foodarama's directors and the named officers strongly believe that they have acted in good faith and in accordance with their prudent business judgment in connection with these matters and therefore intend to defend this lawsuit vigorously.

Foodarama Supermarkets, Inc. is a New Jersey corporation formed in 1958 and operates a chain of twenty-two supermarkets located in Central New Jersey, as well as two liquor stores and two garden centers, all licensed as ShopRite.



Certain information included in this press release and other Company filings (collectively, the "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from expected results.

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